Exhibit 99.1

Sovereign Specialty Chemicals Reports Operating Results for the First Quarter of 2004

     CHICAGO--(BUSINESS WIRE)--May 5, 2004--Sovereign Specialty Chemicals, Inc. announced today its operating results for the three months ended March 31, 2004. Net sales were $95.7 million compared to $89.8 million for the three months ended March 31, 2003. Operating income was $9.5 million in the first quarter of 2004 compared to $6.8 million in the prior year. EBITDA (defined as operating income plus depreciation and amortization) on an as-reported basis was $11.9 million in the current quarter compared to $9.0 million in the three months ended March 31, 2003. The operating results for the three months ended March 31, 2004 and 2003 include the impact of costs not expected to occur in the future as detailed in the reconciliation contained in this release. As adjusted for these costs, operating income was $9.6 million for the first quarter of 2004 compared to $7.2 million for 2003, while EBITDA was $12.0 million for the first quarter of 2004 compared to $9.4 million in 2003.

     In commenting on the results, Norman E. Wells, Jr., Sovereign's CEO stated:
"Sovereign had a solid quarter. Our performance was highlighted by revenue and EBITDA growth in both segments when compared to last year's first quarter. This growth, coupled with the impact of our previously announced plant rationalizations and manufacturing improvement initiatives resulted in significantly higher operating income."

     The company will host a conference call on May 6, 2004 at 1:00 p.m. (Chicago time) to discuss these results. Details for the conference call are as follows:

                 Dial-in:      (913) 981-5572, code 147581
                 Replay:       (719) 457-0820, code 147581

The replay will be available until May 13, 2004.


Income Statement Summary
---------------------------------------------
(Dollars in Millions)
                                                Three months ended
                                                     March 31
                                                   (un-audited)
                                             -------------------------
                                        2004             2003
                                      --------         --------
Net sales                               $95.7   100.0%  $89.8   100.0%
Cost of goods sold                       68.1    71.1%   65.5    72.9%
                                      --------------------------------
Gross profit                             27.6    28.9%   24.3    27.1%
Selling, general and administrative
 expenses                                18.1    19.0%   17.5    19.5%
                                      --------------------------------
Operating income                          9.5     9.9%    6.8     7.6%
Interest expense, net                    (6.2)    6.5%   (6.3)    7.0%
                                      --------------------------------
Income before income taxes                3.3     3.4%    0.5     0.6%
Income tax expense                        0.5     0.5%    0.4     0.5%
                                      --------------------------------
Net Income                               $2.8     2.9%   $0.1     0.1%
                                      ========         ========


Reconciliation from Net Income to EBITDA, Adjusted EBITDA
----------------------------------------------------------------------
(Dollars in Millions)                   Three months ended March 31
                                                 (unaudited)
                                        -----------------------------
                                              2004          2003
                                        -----------------------------
Net income                                    $2.8          $0.1
Income tax expense                             0.5           0.4
Interest expense                               6.2           6.3
                                        -----------------------------
Operating income                              $9.5          $6.8
Depreciation and Amortization                  2.4           2.2
                                        -----------------------------
EBITDA                                       $11.9          $9.0
Costs not expected to occur in the
 future:
  Plant closure, reorganization
   and other                                   0.1           0.4
                                        -----------------------------
Adjusted EBITDA                              $12.0          $9.4
Adjusted EBITDA as a percentage of
 net sales                                    12.5%         10.4%


Selected Balance Sheet and Cash Flow Information
---------------------------------------------------------------------
(Dollars in Millions)
                                        March 31,  Dec 31,  March 31,
                                          2004      2003      2003
                                        ------------------------------
                                                          (un-audited)
Cash and cash equivalents                   $11.8      $8.5      $8.5
Receivables                                  60.4      51.2      54.6
Inventories                                  31.6      26.6      30.9
Payables                                     39.4      31.3      36.5
Total debt                                 $223.3    $210.8    $226.7


                                         Three months ended March 31
                                                (unaudited)
                                        -----------------------------
                                              2004          2003
                                        -----------------------------
Depreciation and amortization                 $2.4          $2.2
Capital expenditures                           0.9           1.9


     Sovereign Specialty Chemicals, Inc. is a leading developer and supplier of high-performance specialty adhesives, coatings and sealants serving two primary business segments: Commercial and Construction. Since 1996, Sovereign has grown rapidly - through the strategic acquisition of established niche leaders - to become the largest privately owned adhesives manufacturer in the United States and one of the largest adhesives manufacturers in the world, public or private. Headquartered in Chicago, Illinois, USA, Sovereign comprises approximately 900 employees working in over 20 manufacturing and sales facilities worldwide to support thousands of customers. In 2003, Sovereign's revenues were $371.6 million.

     Sovereign's controlling investor is AEA Investors Inc., one of the most experienced private equity investment firms in the world. AEA's group of investors includes a global network of important business leaders, family groups, endowment funds, and select institutions.

     The non-GAAP measures, EBITDA and adjusted EBITDA data is presented because management uses EBITDA as a performance metric and we understand that such data are used by investors and other stakeholders to assess the performance of our fundamental business activities, our ability to service our indebtedness, working capital needs and capital expenditures. Nevertheless, this measure should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, the EBITDA measure included in this press release may not be comparable to similarly titled measures reported by other companies.

     Any forward-looking statements made in this release involve potential risks and uncertainties and are based on management's beliefs, information currently available to management and a number of management assumptions concerning future events. Actual results may vary materially due to changes in sales volumes, raw material and energy costs, foreign currency exchange rates, global economic demand, selling prices, competitive pressures, and changes in technology. Additional factors that may cause our actual results to vary are detailed in Sovereign's filings with the SEC, including the Form 10-K for the year ended December 31, 2003 and exhibit 99.1 to that report.

    CONTACT: Sovereign Specialty Chemicals, Inc.
             Terry D. Smith, 312-223-7972
             www.sovereignsc.com